Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
February 6, 2014
Kemper Corporation Reports Strong Fourth Quarter and Full Year 2013 Earnings

◦	Net Operating Earnings Per Diluted Share increased $0.89 for the quarter and $1.87 for the year

◦	The Property and Casualty Group’s underlying combined ratio improved 4.5 percentage points for the quarter and 4.0 percentage points for the year

◦	Share repurchases of $15 million in the quarter; $100 million in the year
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $55.2 million, or $0.99 per diluted share, for the fourth quarter of 2013, compared to $1.9 million, or $0.03 per diluted share, for the fourth quarter of 2012. Consolidated net operating income1 was $46.3 million, or $0.83 per diluted share, for the fourth quarter of 2013, compared to a net operating loss1 of $3.4 million, or $(0.06) per diluted share, for the fourth quarter of 2012. Net operating income per diluted share increased primarily from lower catastrophe losses, improved underlying property and casualty results (excludes prior year reserve development and catastrophe losses) and higher favorable prior year reserve development.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Consolidated Net Operating Income (Loss)[1]	$46.3	$(3.4)	$159.2	$53.8
Income (Loss) from Continuing Operations	54.8	(1.7)	214.5	91.8
Net Income	55.2	1.9	217.7	103.4

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(1.5)	$(29.2)	$(33.0)	$(80.9)

Diluted Net Income (Loss) Per Share From:
Consolidated Net Operating Income (Loss)[1]	$0.83	$(0.06)	$2.78	$0.91
Continuing Operations	0.98	(0.03)	3.74	1.54
Net Income	0.99	0.03	3.80	1.74

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.03)	$(0.50)	$(0.58)	$(1.37)
“We are very pleased with Kemper’s performance in the quarter and the year, as net operating income per diluted share increased $0.89 and $1.87, respectively,” commented Donald G. Southwell, Kemper’s Chairman, President and Chief Executive Officer. “The Property and Casualty Group’s fourth quarter combined ratio improved more than 20 points, primarily from lower catastrophes, improved underlying loss results and higher favorable development. The P&C group’s underlying combined ratio improved 4.5 percentage points for the quarter and 4.0 percentage points for the year, driven by our strategic actions over the past several quarters. Despite our progress, we continue to focus on improving and streamlining our operations.”
“Once again, the Life and Health segment delivered solid results. Net income was $24.9 million in the quarter and $89.3 million for the year,” said Southwell.
“We repurchased $15 million of common stock in the quarter, bringing our 2013 total to $100 million. We also sold $48 million of equity securities, for tax planning and other portfolio management purposes, resulting in a pre-tax gain of nearly $20 million in the quarter,” concluded Southwell.

1 Consolidated net operating income (loss) is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the fourth quarter of 2013, Kemper repurchased more than 425,000 shares of its common stock at a total cost of $15.2 million, or $35.56 per share, and paid dividends of $13.4 million. During 2013, Kemper repurchased 3.0 million shares of its common stock at a cost of $100.4 million.
Kemper ended the quarter with a book value per share excluding net unrealized gains on fixed maturities of $34.49, up 13 percent from $30.62 at the end of 2012. Book value per share was $36.86, down slightly from $36.98 at the end of 2012, driven by the impact of higher interest rates and capital returned to shareholders, offset by net income.
Kemper’s subsidiaries, United and Trinity, became members of the Federal Home Loan Bank of Chicago and Dallas, respectively, in December 2013. The Federal Home Loan Bank memberships provide United and Trinity with access to additional sources of liquidity and, consequently, reduce the need for such liquidity at the parent company level. As a result of these memberships, Kemper reduced its revolving line of credit to $225 million from $325 million. At the end of 2013, the holding company held cash and investments of $156.7 million, and its $225 million revolving line of credit was undrawn.
Revenues
Total revenues were $586.0 million for the fourth quarter of 2013, compared to $596.6 million in 2012, largely from planned earned premiums reductions in the Property and Casualty Group, partially offset by higher net realized investment gains and higher net investment income. The company took advantage of pricing and sold $47.9 million of equity securities for tax planning and other portfolio management purposes, which resulted in a pre-tax gain of $19.8 million.
Net investment income increased to $76.9 million in the fourth quarter of 2013, from $72.9 million in 2012, driven by $4.4 million higher net investment income on equity method investments. Excluding equity method investments, net investment income was fairly flat, as slightly lower yields were offset by higher levels of investments. The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.5 percent for the fourth quarter of 2013.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior year development and (iv) underlying loss ratio includes loss and loss adjustment expenses.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Segment Net Operating Income (Loss):
Kemper Preferred	$22.6	$(19.7)	$63.1	$(11.2)
Kemper Specialty	0.9	(2.8)	10.4	1.2
Kemper Direct	5.6	1.8	27.1	(0.9)
Life and Health Insurance	24.9	24.3	89.3	90.8
Total Segment Net Operating Income	54.0	3.6	189.9	79.9
Corporate and Other Net Operating Loss	(7.7)	(7.0)	(30.7)	(26.1)
Consolidated Net Operating Income (Loss)	46.3	(3.4)	159.2	53.8
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	13.5	3.6	64.4	42.5
Net Impairment Losses Recognized in Earnings	(5.0)	(1.9)	(9.1)	(4.5)
Income (Loss) from Continuing Operations	$54.8	$(1.7)	$214.5	$91.8

Kemper Preferred reported improved results with net operating income of $22.6 million for the fourth quarter of 2013, compared to a net operating loss of $19.7 million in 2012, driven by $26.4 million lower catastrophe losses, improvement in the underlying combined ratio and a $6.8 million net favorable impact from prior year reserve development. Kemper Preferred’s underlying combined ratio of 93.4 percent was 5.2 points better than the prior year, as a 7.6 point improvement in the underlying loss ratio was partially offset by a 2.4 point increase in the insurance expense ratio. The underlying loss ratio improved as a result of higher average earned premiums for all lines, and lower severity in the homeowners and other personal insurance lines, partially offset by higher severity in both auto liability and physical damage coverages. Insurance expenses increased primarily from higher employee costs.
Kemper Specialty reported net operating income of $0.9 million for the fourth quarter of 2013, compared to a net operating loss of $2.8 million in 2012, primarily from $2.0 million higher favorable prior year development and improved underlying results, partially offset by current year development. Kemper Specialty’s underlying combined ratio improved to 108.5 percent in the fourth quarter of 2013, compared to 109.5 percent in 2012. Excluding the impacts of current year development, the underlying loss ratio improved 3.5 points to 79.4 percent, driven by higher average premium rates. The insurance expense ratio increased 0.9 points primarily from higher employee costs and higher fixed costs as a percentage of the declining earned premium.

Kemper Direct reported net operating income of $5.6 million for the fourth quarter of 2013, up from $1.8 million in 2012, driven by $2.2 million lower catastrophes and improved underlying results. Results also include $3.8 million of favorable reserve development in the fourth quarter of 2013, compared to $4.1 million in 2012. The underlying combined ratio improved 7.7 points to 102.9 percent in the fourth quarter of 2013, from a 5.7 percentage point improvement in the expense ratio and a 2.0 percentage point improvement in the underlying loss ratio. The expense ratio improvement was largely from lower employee compensation and lower restructuring charges.

The Life and Health Insurance segment reported net operating income of $24.9 million for the fourth quarter of 2013, an increase of $0.6 million from 2012 primarily from lower property losses. Results also include initial start-up expenses to expand distribution channels at Reserve National, primarily offset by lower home service agent commissions.

Unaudited consolidated statements of income for the three months and year ended December 31, 2013 and 2012 are presented below:

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Revenues:
Earned Premiums	$495.6	$520.8	$2,025.8	$2,107.1
Net Investment Income	76.9	72.9	314.7	295.9
Other Income	0.3	0.2	0.8	0.8
Net Realized Gains on Sales of Investments	20.8	5.5	99.1	65.4
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(7.6)	(3.1)	(15.8)	(7.2)
Portion of Losses Recognized in Other Comprehensive Income	—	0.3	1.9	0.3
Net Impairment Losses Recognized in Earnings	(7.6)	(2.8)	(13.9)	(6.9)
Total Revenues	586.0	596.6	2,426.5	2,462.3
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	315.5	413.0	1,357.2	1,582.1
Insurance Expenses	162.9	169.5	654.4	672.3
Interest and Other Expenses	26.2	20.1	100.5	85.5
Total Expenses	504.6	602.6	2,112.1	2,339.9
Income (Loss) from Continuing Operations before Income Taxes	81.4	(6.0)	314.4	122.4
Income Tax Benefit (Expense)	(26.6)	4.3	(99.9)	(30.6)
Income (Loss) from Continuing Operations	54.8	(1.7)	214.5	91.8
Income from Discontinued Operations	0.4	3.6	3.2	11.6
Net Income	$55.2	$1.9	$217.7	$103.4

Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$0.98	$(0.03)	$3.75	$1.55
Diluted	$0.98	$(0.03)	$3.74	$1.54

Net Income Per Unrestricted Share:
Basic	$0.99	$0.03	$3.81	$1.75
Diluted	$0.99	$0.03	$3.80	$1.74

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	55,412.4	58,067.1	56,856.9	58,857.3
Unrestricted Shares and Equivalent Shares - Diluted	55,562.6	58,194.3	56,983.6	58,999.0

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.96	$0.96

Unaudited business segment revenues for the three months and year ended December 31, 2013 and 2012 are presented below:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
REVENUES
Kemper Preferred:
Earned Premiums	$215.5	$223.5	$876.7	$879.4
Net Investment Income	14.3	11.4	55.7	45.0
Other Income	—	0.1	0.2	0.4
Total Kemper Preferred	229.8	235.0	932.6	924.8
Kemper Specialty:
Earned Premiums	94.9	102.5	392.8	419.8
Net Investment Income	5.4	4.6	21.8	19.0
Other Income	0.1	0.1	0.3	0.3
Total Kemper Specialty	100.4	107.2	414.9	439.1
Kemper Direct:
Earned Premiums	27.8	36.8	123.4	168.0
Net Investment Income	3.3	3.2	13.4	13.9
Total Kemper Direct	31.1	40.0	136.8	181.9
Life and Health Insurance:
Earned Premiums	157.4	158.0	632.9	639.9
Net Investment Income	50.6	50.8	209.9	204.3
Other Income	0.1	—	0.2	0.1
Total Life and Health Insurance	208.1	208.8	843.0	844.3
Total Segment Revenues	569.4	591.0	2,327.3	2,390.1
Net Realized Gains on the Sales of Investments	20.8	5.5	99.1	65.4
Net Impairment Losses Recognized in Earnings	(7.6)	(2.8)	(13.9)	(6.9)
Other	3.4	2.9	14.0	13.7
Total Revenues	$586.0	$596.6	$2,426.5	$2,462.3

KEMPER CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Dec 31, 2013	Dec 31, 2012
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,575.0	$4,860.2
Equity Securities at Fair Value	598.5	521.9
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	245.1	253.0
Short-term Investments at Cost which Approximates Fair Value	284.7	327.5
Other Investments	448.0	497.5
Total Investments	6,151.3	6,460.1
Cash	66.5	96.3
Receivables from Policyholders	331.6	369.3
Other Receivables	193.1	206.1
Deferred Policy Acquisition Costs	302.9	303.4
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	31.8	5.4
Other Assets	267.4	256.7
Total Assets	$7,656.4	$8,009.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,217.5	$3,161.6
Property and Casualty	843.5	970.6
Total Insurance Reserves	4,061.0	4,132.2
Unearned Premiums	598.9	650.9
Liabilities for Income Taxes	8.3	21.5
Notes Payable at Amortized Cost	606.9	611.4
Accrued Expenses and Other Liabilities	329.8	431.4
Total Liabilities	5,604.9	5,847.4
Shareholders’ Equity:
Common Stock	5.6	5.8
Paid-in Capital	694.8	725.0
Retained Earnings	1,215.8	1,118.2
Accumulated Other Comprehensive Income	135.3	312.7
Total Shareholders’ Equity	2,051.5	2,161.7
Total Liabilities and Shareholders’ Equity	$7,656.4	$8,009.1

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012

Results of Operations

Net Premiums Written	$193.2	$213.8	$847.8	$891.7
Earned Premiums:
Automobile	$122.5	$130.4	$503.6	$515.5
Homeowners	79.5	79.1	317.9	308.5
Other Personal	13.5	14.0	55.2	55.4
Total Earned Premiums	215.5	223.5	876.7	879.4
Net Investment Income	14.3	11.4	55.7	45.0
Other Income	—	0.1	0.2	0.4
Total Revenues	229.8	235.0	932.6	924.8
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	137.4	159.6	578.8	608.4
Catastrophe Losses and LAE	2.1	42.7	41.1	105.4
Prior Years:
Non-catastrophe Losses and LAE	(2.2)	4.5	(15.6)	1.4
Catastrophe Losses and LAE	(4.0)	(0.2)	(11.9)	(6.2)
Total Incurred Losses and LAE	133.3	206.6	592.4	709.0
Insurance Expenses	63.8	60.8	252.5	243.8
Operating Profit (Loss)	32.7	(32.4)	87.7	(28.0)
Income Tax Benefit (Expense)	(10.1)	12.7	(24.6)	16.8
Segment Net Operating Income (Loss)	$22.6	$(19.7)	$63.1	$(11.2)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	63.8%	71.4%	66.1%	69.1%
Current Year Catastrophe Losses and LAE Ratio	1.0	19.1	4.7	12.0
Prior Years Non-catastrophe Losses and LAE Ratio	(1.0)	2.0	(1.8)	0.2
Prior Years Catastrophe Losses and LAE Ratio	(1.9)	(0.1)	(1.4)	(0.7)
Total Incurred Loss and LAE Ratio	61.9	92.4	67.6	80.6
Incurred Expense Ratio	29.6	27.2	28.8	27.7
Combined Ratio	91.5%	119.6%	96.4%	108.3%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	63.8%	71.4%	66.1%	69.1%
Incurred Expense Ratio	29.6	27.2	28.8	27.7
Underlying Combined Ratio	93.4%	98.6%	94.9%	96.8%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	93.4%	98.6%	94.9%	96.8%
Current Year Catastrophe Losses and LAE Ratio	1.0	19.1	4.7	12.0
Prior Years Non-catastrophe Losses and LAE Ratio	(1.0)	2.0	(1.8)	0.2
Prior Years Catastrophe Losses and LAE Ratio	(1.9)	(0.1)	(1.4)	(0.7)
Combined Ratio as Reported	91.5%	119.6%	96.4%	108.3%

Unaudited selected financial information for the Kemper Specialty segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012

Results of Operations

Net Premiums Written	$84.6	$94.9	$383.1	$415.1
Earned Premiums:
Personal Automobile	$81.3	$90.7	$340.5	$376.3
Commercial Automobile	13.6	11.8	52.3	43.5
Total Earned Premiums	94.9	102.5	392.8	419.8
Net Investment Income	5.4	4.6	21.8	19.0
Other Income	0.1	0.1	0.3	0.3
Total Revenues	100.4	107.2	414.9	439.1
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	80.1	88.5	315.6	347.9
Catastrophe Losses and LAE	(0.1)	0.1	3.7	4.8
Prior Years:
Non-catastrophe Losses and LAE	(3.1)	0.1	(4.9)	(2.4)
Catastrophe Losses and LAE	—	—	—	0.1
Total Incurred Losses and LAE	76.9	88.7	314.4	350.4
Insurance Expenses	22.9	23.8	88.2	91.5
Operating Profit (Loss)	0.6	(5.3)	12.3	(2.8)
Income Tax Benefit (Expense)	0.3	2.5	(1.9)	4.0
Segment Net Operating Income (Loss)	$0.9	$(2.8)	$10.4	$1.2

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	84.4%	86.3%	80.3%	83.0%
Current Year Catastrophe Losses and LAE Ratio	(0.1)	0.1	0.9	1.1
Prior Years Non-catastrophe Losses and LAE Ratio	(3.3)	0.1	(1.2)	(0.6)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	81.0	86.5	80.0	83.5
Incurred Expense Ratio	24.1	23.2	22.5	21.8
Combined Ratio	105.1%	109.7%	102.5%	105.3%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	84.4%	86.3%	80.3%	83.0%
Incurred Expense Ratio	24.1	23.2	22.5	21.8
Underlying Combined Ratio	108.5%	109.5%	102.8%	104.8%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	108.5%	109.5%	102.8%	104.8%
Current Year Catastrophe Losses and LAE Ratio	(0.1)	0.1	0.9	1.1
Prior Years Non-catastrophe Losses and LAE Ratio	(3.3)	0.1	(1.2)	(0.6)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Combined Ratio as Reported	105.1%	109.7%	102.5%	105.3%

Unaudited selected financial information for the Kemper Direct segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012

Results of Operations

Net Premiums Written	$25.1	$31.8	$111.3	$147.3
Earned Premiums:
Automobile	$25.9	$34.4	$115.0	$158.3
Homeowners	1.9	2.3	8.3	9.5
Other Personal	—	0.1	0.1	0.2
Total Earned Premiums	27.8	36.8	123.4	168.0
Net Investment Income	3.3	3.2	13.4	13.9
Total Revenues	31.1	40.0	136.8	181.9
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	20.2	27.5	85.8	139.0
Catastrophe Losses and LAE	0.1	3.5	2.3	8.3
Prior Years:
Non-catastrophe Losses and LAE	(5.8)	(6.2)	(25.0)	(17.5)
Catastrophe Losses and LAE	(0.1)	(0.1)	(0.6)	(0.3)
Total Incurred Losses and LAE	14.4	24.7	62.5	129.5
Insurance Expenses	8.4	13.2	34.7	57.2
Operating Profit (Loss)	8.3	2.1	39.6	(4.8)
Income Tax Benefit (Expense)	(2.7)	(0.3)	(12.5)	3.9
Segment Net Operating Income (Loss)	$5.6	$1.8	$27.1	$(0.9)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	72.7%	74.7%	69.5%	82.8%
Current Year Catastrophe Losses and LAE Ratio	0.4	9.5	1.9	4.9
Prior Years Non-catastrophe Losses and LAE Ratio	(20.9)	(16.8)	(20.3)	(10.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.3)	(0.5)	(0.2)
Total Incurred Loss and LAE Ratio	51.8	67.1	50.6	77.1
Incurred Expense Ratio	30.2	35.9	28.1	34.0
Combined Ratio	82.0%	103.0%	78.7%	111.1%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	72.7%	74.7%	69.5%	82.8%
Incurred Expense Ratio	30.2	35.9	28.1	34.0
Underlying Combined Ratio	102.9%	110.6%	97.6%	116.8%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	102.9%	110.6%	97.6%	116.8%
Current Year Catastrophe Losses and LAE Ratio	0.4	9.5	1.9	4.9
Prior Years Non-catastrophe Losses and LAE Ratio	(20.9)	(16.8)	(20.3)	(10.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.4)	(0.3)	(0.5)	(0.2)
Combined Ratio as Reported	82.0%	103.0%	78.7%	111.1%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012

Results of Operations

Earned Premiums:
Life	$97.8	$97.4	$392.7	$393.4
Accident and Health	40.2	41.0	161.4	165.2
Property	19.4	19.6	78.8	81.3
Total Earned Premiums	157.4	158.0	632.9	639.9
Net Investment Income	50.6	50.8	209.9	204.3
Other Income	0.1	—	0.2	0.1
Total Revenues	208.1	208.8	843.0	844.3
Policyholders’ Benefits and Incurred Losses and LAE	91.0	92.9	387.9	393.1
Insurance Expenses	78.5	78.2	318.2	310.8
Operating Profit	38.6	37.7	136.9	140.4
Income Tax Expense	(13.7)	(13.4)	(47.6)	(49.6)
Segment Net Operating Income	$24.9	$24.3	$89.3	$90.8
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income (Loss)
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income (loss) from continuing operations.
Kemper believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income (Loss) to Income (Loss) from Continuing Operations for the three months and year ended December 31, 2013 and 2012 is presented below:

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Consolidated Net Operating Income (Loss)	$46.3	$(3.4)	$159.2	$53.8
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	13.5	3.6	64.4	42.5
Net Impairment Losses Recognized in Earnings	(5.0)	(1.9)	(9.1)	(4.5)
Income (Loss) from Continuing Operations	$54.8	$(1.7)	$214.5	$91.8
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted Share-Diluted.
A reconciliation of Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share to Diluted Income (Loss) from Continuing Operations Per Unrestricted Share for the three months and year ended December 31, 2013 and 2012 is presented below:

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share	$0.83	$(0.06)	$2.78	$0.91
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.24	0.06	1.12	0.71
Net Impairment Losses Recognized in Earnings	(0.09)	(0.03)	(0.16)	(0.08)
Diluted Income (Loss) from Continuing Operations Per Unrestricted Share	$0.98	$(0.03)	$3.74	$1.54
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at December 31, 2013 and December 31, 2012 is presented below:

(Dollars in Millions) (Unaudited)	Dec 31, 2013	Dec 31, 2012
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,919.3	$1,789.9
Net Unrealized Gains on Fixed Maturities	132.2	371.8
Shareholders’ Equity	$2,051.5	$2,161.7
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its fourth quarter 2013 results in a conference call on Friday, February 7 at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through February 21, 2014 at 855.859.2056 using conference ID number 31780238.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the fourth quarter of 2013, which is available at the investor section of kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS